Exhibit 10.40

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH TRANSACTION, OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF: (I) NOVEMBER 24, 2020 AND (II) THE DATE DWSI HOLDINGS INC. BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

WARRANT CERTIFICATE NO. 2020-W2

WARRANTS

DWSI HOLDINGS INC.

(the “Corporation”)

November 24, 2020

Right to Purchase

3,247,637 Class A Preferred Shares

WARRANT CERTIFICATE FOR PURCHASE OF PREFERRED SHARES

THIS CERTIFICATE IS TO CERTIFY THAT, for value received and in consideration of the cancellation without exercise of Warrant Certificate No. 2019-W30 dated November 29, 2019, Amazon.com NV Investment Holdings LLC (the “Holder”) is entitled to subscribe for and purchase, upon and subject to the terms and conditions hereof, up to 3,247,637 fully paid and non-assessable Class A Preferred Shares (the “Warrant Shares”) in the capital of the Corporation (the “Preferred Shares”) at the price of US$1.92 per Warrant Share (the “Exercise Price”) at any time prior to 5:00 p.m. (Vancouver Time) on November 29, 2026 (the “Expiry Date”). The Warrant Shares will vest and become exercisable in accordance with the vesting terms provided in Schedule A. Schedule A is hereby incorporated into, and shall constitute part of, this Warrant Certificate.

The rights evidenced by this Warrant Certificate (the “Warrants”) may be exercised by the Holder, in whole or in part, by completing the subscription form attached hereto as Schedule B and surrendering this Warrant Certificate at the registered office of the Corporation c/o Blake,

Cassels & Graydon LLP, 2600-595 Burrard Street, Vancouver, British Columbia, V7X 1L3 (the “Exercise Location”) in accordance with the provisions for closing set forth in Section 5 below.

The Corporation represents and warrants that the total authorized and outstanding shares in the capital of the Corporation attached as Schedule C hereto is accurate as of the date hereof. The Corporation covenants, warrants and agrees that it is authorized to create and issue the Warrants and that all Warrant Shares issuable upon the exercise of the rights represented by this Warrant Certificate will, upon payment by the Holder of the purchase price therefor, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of Preferred Shares to provide for the exercise of such rights. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT:

1. (a) If the Corporation at any time declares a dividend on the Preferred Shares payable in shares of its equity securities or subdivides, redivides or otherwise changes its outstanding Preferred Shares into a greater number of shares, the Exercise Price will be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in the event that the outstanding Preferred Shares are reduced, combined or consolidated into a smaller number of shares, the Exercise Price will be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

(b) If any capital reorganization or reclassification of the capital stock of the Corporation, or the merger or amalgamation of the Corporation with another body corporate, trust, partnership or other entity, or a sale or conveyance to any other body corporate, trust, partnership or other entity of the property and assets of the Corporation as an entirety or substantially as an entirety is effected, then as a condition of such reorganization, reclassification, merger, amalgamation, sale or conveyance, the Corporation will ensure that the Holder will have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Certificate, and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, the number of shares or other securities or property of the Corporation or other body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that would have been received by the Holder if, on the record or effective date thereof, as applicable, the Holder had been the registered holder of the number of Warrant Shares purchasable and receivable upon the exercise of the rights represented by this Warrant Certificate. The Corporation will not effect any merger, amalgamation or sale or conveyance of all or substantially all of the assets of the Corporation unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such merger, amalgamation or sale or conveyance of all or substantially all of the assets of the Corporation assumes, by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares or securities as the Holder may be entitled to purchase, in accordance with the foregoing provisions.

(c) The adjustments provided for in this Warrant Certificate in respect of the number and class of securities that are to be received by the Holder on the exercise of the Warrants are cumulative. After any adjustment made pursuant to this Section 1, the term “Warrant Shares” in this Warrant Certificate shall mean securities of any class or classes that, as a result of such adjustment and all prior adjustments pursuant to this Section, the Holder is entitled to receive upon the exercise of its Warrants, and all references to the number of Warrant Shares purchasable and receivable upon exercise of the Warrants shall be deemed to be references to the number of Warrant Shares or other property or securities the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon exercise of its Warrants.

(d) Upon any adjustments made as provided for in this Section 1, the Corporation shall give written notice to the Holder, which notice shall state the number of Warrant Shares subject to each unexercised Warrant resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. If any question will at any time arise with respect to any adjustments to be made as provided for in this Section 1, such question will be conclusively determined by such firm of independent chartered accountants as may be mutually selected by the Holder and the Corporation and any such determination shall be conclusive evidence of the correctness of any adjustments made.

(e) If at any time during the term of this Warrant Certificate, the Corporation shall take any action affecting the Preferred Shares, other than an action or event described in Sections 1(a) or (b) hereof, which in the opinion of the directors of the Corporation would have a material adverse effect upon the rights of the Holder, either or both the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants shall be adjusted in such manner and at such time by action by the directors of the Corporation, in their sole discretion, as may be equitable in the circumstances. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Preferred Shares shall be deemed to be conclusive evidence that the directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

2. If, at any time from the date hereof and prior to the Expiry Date:

(a)	the Corporation pays any dividend payable in stock upon the Preferred Shares or makes any distribution to the holders of the Preferred Shares;

(b)

there is any capital reorganization, reclassification of the capital of the Corporation, or consolidation or merger or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(c)	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in any such instance, the Corporation will give to the Holder at least seven (7) days’ prior written notice of the date on which the books of the Corporation will close or a record will be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, or amalgamation, dissolution, liquidation or winding-up, and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least seven (7) days’ prior written notice of the date when the same will take place. Such notice will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Preferred Shares will be entitled thereto, and, if applicable, the date on which the holders of Preferred Shares will be entitled to exchange their Preferred Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up. Each such written notice will be given by first class mail, registered postage prepaid, or by delivery addressed to the Holder at the address of the Holder as shown on the books of the Corporation.

3. This Warrant Certificate will not entitle the Holder to any rights as a shareholder of the Corporation, including without limitation, voting rights.

4. This Warrant Certificate is exchangeable, at no cost to the Holder, upon the request of the Holder and the surrender hereof by the Holder at the registered office of the Corporation as listed above, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder.

5. The closing (the “Closing”) of each subscription for Warrant Shares made hereunder as a result of the Holder exercising its Warrants or any portion thereof shall take place at 3 p.m. on the third business day following delivery by the Holder to the Corporation at the Exercise Location of a completed subscription form in the form attached to this Certificate. At each Closing: (a) the Holder shall deliver to the Corporation this Warrant Certificate, or any Warrant Certificate issued in place hereof or upon the partial exercise by the Holder of the Warrants represented hereby, and a certified cheque, bank draft or lawyer’s trust cheque payable to or to the order of the Corporation in an amount equal to the aggregate Exercise Price for the Warrant Shares then being subscribed for (the “Subscribed Shares”); and (b) the Corporation shall deliver to the Holder one or more certificates or other documents evidencing the Subscribed Shares.

6. The Holder may subscribe for less than the total number of Warrant Shares it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event that the Holder subscribes for less than the total number of Warrant Shares for which it is entitled to subscribe, the Corporation shall deliver to the Holder at the Closing, at no cost to the Holder, a new Warrant Certificate, in the same form as this Warrant Certificate, representing the number of Warrant Shares not subscribed for.

7. If this Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Corporation shall issue and deliver to the Holder at no cost to the Holder a new Warrant Certificate of the same date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of such mutilated, lost, destroyed or stolen Warrant Certificate, upon the Holder delivering to the

Corporation a statutory declaration of loss and indemnity in the form prescribed by the Corporation’s constating documents.

8. Nothing herein contained shall prevent any amalgamation or merger of the Corporation with or into any other corporation or corporations, or any conveyance or transfer of all or substantially all the property and assets of the Corporation to any corporation lawfully entitled to acquire and operate the same; provided however that the corporation formed by such amalgamation or merger or which acquires by conveyance or transfer all or substantially all the property and assets of the Corporation shall be a corporation organized and existing under the laws of Canada or the United States of America, or any Province, State, District or Territory thereof.

9. If the Corporation is amalgamated or merged with or into any other corporation or corporations, or conveys or transfers all or substantially all of its property and assets to any other corporation pursuant to Section 1 hereof, the successor corporation formed by such consolidation or amalgamation, or into which the Corporation has been amalgamated or merged or which has received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Corporation hereunder. Such changes in phraseology and form (but not in substance) may be made in this Warrant Certificate as may be appropriate in view of such amalgamation, merger or transfer.

10. Upon any Change of Control, the Corporation will provide the Holder with at least seven (7) days notice prior to the Change of Control being effective, so that Holder may exercise any vested portion of the Warrant Shares (including any amount that would vest through accelerated vesting as provided in Schedule A). For the purpose of this Warrant Certificate:

(a)

“Change of Control” means, in one transaction or a series of related transactions, (i) the completion of a take-over bid (whether exempt or non-exempt), amalgamation or arrangement, in each case involving the Corporation in which the owners of Equity Securities (as defined in the Shareholder Agreement referred to and defined in Article 9.1 of the Corporation’s articles (the “Shareholder Agreement”)) immediately prior to such take-over bid, amalgamation or arrangement do not, immediately after such take-over bid, amalgamation or arrangement, Control the Corporation or the surviving corporation; or (ii) any other form of corporate reorganization in which outstanding Equity Securities are exchanged for or converted into cash, securities of another corporation or business organization (including the surviving entity of a take-over bid, amalgamation or arrangement), or other property in which the owners of Equity Securities immediately prior to such reorganization do not, immediately after such reorganization, Control the Corporation; and

(a)

“Control”, “Controlled”, “Controlling” or “Controls” means the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint not less than 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such person.

If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)

the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant Certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant Certificate in any other jurisdiction.

11. The Corporation will not, directly or indirectly, by articles amendment or by reorganization, sale or transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action: (a) avoid or seek to avoid the observance or performance of any of the terms of this Warrant, or (b) take any action which is inconsistent with the rights and interests granted to the Holder in this Warrant or otherwise conflicts with the provisions hereof.

12. This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, and its successors and permitted assigns and shall be binding upon the Corporation and its successors and permitted assigns. The expression the “Holder” as used herein shall include the Holder’s successors and permitted assigns whether immediate or derivative.

13. The Holder may only assign or transfer this Warrant Certificate (a) prior to the Holder becoming a Bound Shareholder (as defined in the Shareholder Agreement (a “Bound Shareholder”)), to any Affiliate of the Holder (as defined in the Shareholder Agreement (an “Affiliate”)) or (b) after the Holder becomes a Bound Shareholder, in accordance with the Shareholder Agreement.

14. Prior to the earlier of an IPO (as defined in the Shareholder Agreement) and the Holder becoming a Bound Shareholder, the Corporation will provide to the Holder (all information provided shall be subject to the Mutual Nondisclosure Agreement between the Holder and the Corporation dated November 11, 2020):

(a)

On or about the time that the Corporation provides certain annual and quarterly financial statements to Covered Shareholders (as defined in the Shareholder Agreement), the Corporation will provide a copy of such statements to the Holder.

(b)

The Corporation will also provide within the time period that the Business Corporations Act (British Columbia) requires the Corporation to provide audited financial statements to its shareholders, audited annual financial statements prepared by the Corporation’s auditors as appointed from time to time in accordance with GAAP (as defined in the Shareholder Agreement);

(c)

The Corporation will promptly and accurately respond, and use commercially reasonable efforts to cause any transfer agent to promptly respond, to requests for information made on behalf of the Holder relating to: (i) accounting, tax or securities information to permit the Holder and its Affiliates to comply with their respective financial reporting and tax obligations (and any similar requirements of any governmental authority); and (ii) the actual holdings of such entity, fund or account, including in relation to the total outstanding shares in the capital of the Corporation; provided, however, that the Corporation will not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Corporation’s insider trading policy or confidentiality obligation of the Corporation. In the event that the Corporation does not have the information that has been requested in accordance with this paragraph readily available, the Corporation will be under no obligation to provide such information unless and until the Holder agrees to bear the cost associated with the creation and dissemination of such information.

(d)

Information received by the Holder pursuant to this paragraph will be used by the Holder and its Affiliates for purposes of permitting the Holder and its Affiliates to comply with their respective financial reporting and tax obligations (and any similar requirements of any governmental authority).

15. The terms of this Warrant Certificate shall be construed exclusively in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

16. Any notice to Holder under this Warrant will be given in writing and will be sent by email, internationally recognized overnight courier service, certified mail (return receipt requested), or receipted facsimile to the address below. Holder may change its notice address by giving notice in accordance with this Section.

Amazon.com NV Investment Holdings LLC

c/o Amazon.com, Inc.

P.O. Box 81226

Seattle, WA 98108-1226

Email: AmazonWarrants@amazon.com

Fax: (206) 266-7010

Attn: General Counsel

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers and dated November 24, 2020.

DWSI HOLDINGS INC.

Per:	/s/ Tanya J. Rothe
Authorized Signatory

Warrant Certificate - Signature Page Warrant to AWS